                                                                    EXHIBIT 10.9
                           DIVA SYSTEMS CORPORATION



                         STOCKHOLDER RIGHTS AGREEMENT



                          AMENDED AND RESTATED AS OF
                                MARCH 26, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   RIGHTS OF STOCKHOLDERS AND SUBORDINATED WARRANT HOLDERS.................

2.   INFORMATION RIGHTS......................................................  2

     2.1  Financial Information..............................................  2
     2.2  Inspection.........................................................  2
     2.3  Termination of Certain Rights......................................  2

3.   REGISTRATION RIGHTS.....................................................  3

     3.1  Definitions........................................................  3
     3.2  Requested Registration.............................................  5
     3.3  Piggyback Registrations............................................  7
     3.4  Expenses of Registration...........................................  9
     3.5  Form S-3 Registration..............................................  9
     3.6  Obligations of the Company......................................... 10
     3.7  Furnish Information................................................ 11
     3.8  Delay of Registration.............................................. 11
     3.9  Indemnification.................................................... 11
     3.10 "Market Stand-Off" Agreement....................................... 14
     3.11 Rule 144 Reporting................................................. 14
     3.12 Limitations on Subsequent Registration Rights...................... 15
     3.13 Assignment of Registration Rights.................................. 15
     3.14 Termination of Registration Rights................................. 15

4.   RIGHT OF PARTICIPATION TO SUBSCRIBE TO NEW ISSUANCES.................... 15

     4.1  General............................................................ 15
     4.2  Certain Definitions................................................ 16
     4.3  Mechanics of Right................................................. 17
     4.4  Termination........................................................ 18
     4.5  Assignment......................................................... 18

5.   RIGHTS OF FIRST REFUSAL AMONG COMPANY AND STOCKHOLDERS.................. 18

     5.1  General............................................................ 18
     5.2  Notice of Proposed Transfer........................................ 18
     5.3  Exercise of Right of First Refusal................................. 18

     5.4  Purchase Price..................................................... 19
     5.5  Payment............................................................ 19
     5.6  Selling Stockholder's Right to Transfer............................ 19
     5.7  Exception for Certain Transfers.................................... 20
     5.8  Termination of Rights of First Refusal............................. 20

6.   CO-SALE RIGHT AMONG STOCKHOLDERS AND SUBORDINATED WARRANT HOLDERS....... 20

     6.1  General............................................................ 20
     6.2  Closing............................................................ 21
     6.3  Transfers.......................................................... 21
     6.4  Termination........................................................ 21

7.   CONFIDENTIALITY......................................................... 22

8.   CERTAIN RIGHTS OF SUBORDINATED WARRANT HOLDERS.......................... 22

     8.1  Right to Approve Certain Transactions.............................. 22
     8.2  General............................................................ 23
     8.3  Certain Definitions................................................ 23
     8.4  Mechanics of Right................................................. 24
     8.5  Termination........................................................ 25
     8.6  Assignment......................................................... 25

9.   MISCELLANEOUS........................................................... 25

     9.1  All Shares Held by Stockholders or Subordinated Warrant Holders.... 25
     9.2  Additional Parties................................................. 25
     9.3  Successors and Assigns............................................. 25
     9.4  Governing Law...................................................... 25
     9.5  Counterparts....................................................... 26
     9.6  Headings........................................................... 26
     9.7  Notices............................................................ 26
     9.8  Attorneys' Fees.................................................... 26
     9.9  Amendments and Waivers............................................. 26
     9.10 Severability....................................................... 26
     9.11 Entire Agreement................................................... 27
     9.12 Further Assurances................................................. 27

               AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT


     This Amended and Restated Stockholder Rights Agreement (this "AGREEMENT") is amended and restated as of March 26, 1998 by and among DIVA Systems Corporation, a Delaware corporation (the "COMPANY"), certain stockholders of the Company listed on EXHIBIT A hereto (each individually a "STOCKHOLDER" and collectively the "STOCKHOLDERS"), certain warrant holders of the Company listed on EXHIBIT B hereto (the "SUBORDINATED WARRANT HOLDERS"), and certain holders of Class C Common Stock listed on EXHIBIT C hereto (the "CLASS C COMMON HOLDERS").

                                   RECITALS

     WHEREAS, certain Stockholders, Subordinated Warrant Holders and Class C Common Holders possess information rights, registration rights, rights of first refusal and co-sale rights granted under that certain Stockholder Rights Agreement dated August 29, 1995, as amended and restated as of October 23, 1995, December 26, 1995, May 15, 1996, July 10, 1996, July 17, 1996, August 22, 1996,
August 7, 1997, February 11, 1998 and February 19, 1998 (the "PRIOR AGREEMENT") between the Company and those persons (the "PRIOR HOLDERS") listed on Exhibits A, B and C attached thereto; and

     WHEREAS, the Prior Holders desire to amend and restate the Prior Agreement and to accept the rights created herein in lieu of rights provided by the Prior Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Prior Holders agree that the Prior Agreement is terminated and superseded in its entirety by this Agreement, and all parties agree as follows:


     1.   RIGHTS OF STOCKHOLDERS AND SUBORDINATED WARRANT HOLDERS.

          The Company hereby grants to the Stockholders the information rights, registration rights, rights of first offer, and co-sale rights (collectively the "RIGHTS") contained herein. The Stockholders accept the Rights and agree to be bound by the obligations contained herein. The Company hereby grants to the Subordinated Warrant Holders the co-sale rights contained in Section 6 herein (the "CO-SALE RIGHTS"). The Subordinated Warrant Holders accept the Co-Sale Rights and agree to be bound by the obligations contained herein. The Company and the Stockholders agree that the Rights provided herein set forth the sole and entire agreement with respect to, and supersede any and all rights granted under, the Prior Agreement and further agree that the Prior Agreement shall hereafter be of no further force and effect. Upon execution of this Agreement by Prior Holders holding more than 50% of the outstanding Registerable Securities (as defined in the Prior Agreement), the Stockholders and the Company, this Agreement shall be binding upon all Stockholders who heretofore had rights under the Prior Agreement and each such Stockholder shall have the Rights and be subject to the duties hereunder as if it were a signatory hereof. The Class C Common Holders agree to be bound by the obligations contained herein in consideration of the shares of Class C Common Stock received pursuant to the Purchase Agreement.

     2.   INFORMATION RIGHTS.

          2.1 FINANCIAL INFORMATION. The Company will furnish each Stockholder holding more than (i) 17,000 shares (as adjusted for any stock splits, reverse splits, combinations, reclassifications, stock dividends or similar events) of Preferred Stock (as defined herein) or (ii) 0.25% of the outstanding shares of Common Stock of the Company (assuming conversion into Common Stock of all outstanding shares of Class C Common Stock and Preferred Stock) (a "MAJOR STOCKHOLDER"):

               (a) Annual Reports. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, a consolidated Balance Sheet as of the end of such fiscal year and a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited and certified by nationally recognized independent certified public accountants.

               (b) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited consolidated financial statements, including an unaudited consolidated Balance Sheet, an unaudited consolidated Statement of Income and an unaudited Statement of Cash Flows.

               (c) Narrative Report. With such annual and quarterly reports a brief report from the Chief Financial Officer of the Company describing significant recent developments since the date of the preceding report and certifying that such reports have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated, subject in the case of the Quarterly Reports to normal year end adjustments and the absence of footnotes.

          2.2 INSPECTION. The Company shall permit each Major Stockholder at such Major Stockholder's expense to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Stockholder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. Any Major Stockholder that is a corporation or partnership may act through one or more designated representatives.

          2.3  TERMINATION OF CERTAIN RIGHTS.  The Company's obligations under
Section 2.1 and 2.2 herein will terminate upon the earliest of (i) the closing of the Company's initial public offering of Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT") (the "COMPANY'S INITIAL PUBLIC REGISTRATION"), or (ii) acquisition (by merger, consolidation or otherwise) of the Company where the surviving entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

     3.   REGISTRATION RIGHTS.

          3.1  DEFINITIONS.

               (a) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (b) Registerable Securities. The term "REGISTERABLE SECURITIES" means: (1) all shares of Common Stock issued or issuable pursuant to the conversion of Series AA Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any shares of the Common Stock of the Company or other securities issued in connection with any stock split, stock dividend, recapitalization or similar event relating to the foregoing; (2) all shares of Common Stock held by any Stockholder and (3) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses (1) and (2) of this subsection 3.1(b); excluding in all cases, however, any Registerable Securities sold by a person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registerable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

               (c) Holder. For purposes of this Section 3, the term "HOLDER" means any person owning of record or holding an option for Registerable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registerable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

               (d) Initiating Holder. The term "INITIATING HOLDER" shall mean any Holder or Holders who in the aggregate are Holders of more than 40% of the then outstanding Registerable Securities which have not been sold to the public.

               (e) Preferred Stock. The term "PREFERRED STOCK" shall mean the Series AA Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company.

               (f) Form S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (g) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

               (h) Exchange Act. The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (i) Registration Expenses. "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 3.2 and 3.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $25,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

               (j) Selling Expenses. "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registerable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $25,000.

               (k) Senior Warrant Agreement. "SENIOR WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of February 19, 1998 between the Company and The Bank of New York, a New York banking corporation, as warrant agent.

               (l) Senior Warrant Holders. "SENIOR WARRANT HOLDERS" shall mean the holders of Senior Warrants.

               (m) Senior Warrant Registration Rights Agreement. "SENIOR WARRANT REGISTRATION RIGHTS AGREEMENT" shall mean the Warrant Registration Rights Agreement dated as of February 19, 1998 entered into among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc. and Morgan Stanley & Co. Incorporated.

               (n) Senior Warrant Shares. "SENIOR WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Senior Warrants.

               (o) Senior Warrants. "SENIOR WARRANTS" shall mean the warrants of the Company issued pursuant to the Senior Warrant Agreement.

               (p) Subordinated Notes. "SUBORDINATED NOTES" shall mean the 13% Subordinated Discount Notes due May 15, 2006 issued on May 29, 1996 as governed by the Indenture dated as of May 15, 1996 between the Company and The Bank of New York as Trustee.

               (q) Subordinated Warrants. "SUBORDINATED WARRANTS" shall mean the warrants issued in connection with the issuance of the Subordinated Notes on May 29, 1996 pursuant to the Subordinated Warrant Agreement and any additional warrants issued pursuant to the terms of the Subordinated Warrant Agreement.

               (r) Subordinated Warrant Agreement. "SUBORDINATED WARRANT AGREEMENT" shall mean the Warrant Agreement dated as of May 15, 1996 by and between the Company and The Bank of New York as the Warrant Agent.

               (s) Subordinated Warrant Registration Rights Agreement. "SUBORDINATED WARRANT REGISTRATION RIGHTS AGREEMENT" shall mean the Warrant Registration Rights Agreement dated as of May 15, 1996 entered into between the Company, Smith Barney Inc. and Toronto Dominion Securities (USA) Inc.

               (t) Subordinated Warrant Shares. "SUBORDINATED WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Subordinated Warrants.

          3.2  REQUESTED REGISTRATION.

               (a) Request for Registration by Initiating Holders. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registerable Securities, the Company will:

                   (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registerable Securities; and

                   (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registerable Securities as are specified in such request, together with all or such portion of the Registerable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after written notice from the Company is given under subsection 3.2(a)(i) above; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this subsection 3.2(a):

                         (A) In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                         (B) After the Company has effected two (2) such
registrations pursuant to Section 3.2 and such registrations have been declared or ordered effective and the sales of such Registerable Securities shall have closed;

                         (C) If the Registerable Securities requested by all
Holders to be registered pursuant to such request have an anticipated net aggregate public offering price (after any underwriting discounts and commissions) of less than $5,000,000; or

                         (D) Prior to six (6) months after the date the
Company's Initial Public Registration has been completed or after the date the Company has otherwise become subject to the reporting requirements of the Exchange Act.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of subsection 3.2(b)(i) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no absolute right to include any of its securities in any such registration.

               (b) Underwriting.

                   (i) Request by Initiating Holders. If the Initiating Holders intend to distribute the Registerable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 3.2(a) and the Company shall include such information in the written notice referred to in subsection 3.2(a). In such event, the right of any Holder to include such Holder's Registerable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registerable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of Section 3.2, if the underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registerable Securities whose shares would otherwise be underwritten pursuant hereto, Subordinated Warrant Holders whose Subordinated Warrant Shares are otherwise entitled to be registered pursuant to the Subordinated Warrant Registration Rights Agreement and Senior Warrant Holders whose Senior Warrant Shares are otherwise entitled to be registered pursuant to the Senior Warrant Registration Rights Agreement and the number of shares of Registerable Securities that may be included in the underwriting shall be allocated among all Holders, including the Initiating Holders, Subordinated Warrant Holders and Senior Warrant Holders thereof, in proportion, as nearly as practicable, to the respective amounts of securities sought to be registered (on an as-converted basis) by such Holders, Subordinated Warrant Holders or Senior Warrant Holders, as the case may be, participating in such registration at the time of filing of the registration statement.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to subsection 3.2(a), a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          3.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registerable Securities in writing at least fifteen (15) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company for the account of the Company or for the account of any other security holder (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration statement relating to any employee benefit plan or a corporate reorganization or a registration of securities convertible into Common Stock) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registerable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registerable Securities held by such Holder shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registerable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registerable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registerable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) Underwriting. If a registration statement under which the Company gives notice under Section 3.3 is for an underwritten offering, and if the managing underwriter or underwriters of such underwritten offering have informed the Company and the Holders of Registerable Securities requesting inclusion in such offering, in writing, that in such underwriter's or underwriters' opinion the total number of securities which the Company, such Holders and any other persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the number of securities which it is so advised should be included in such registration. In such event: (x) in cases only involving the registration for sale of securities for the Company's own account (other than pursuant to the exercise of "piggy-back" rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Subordinated Warrant Holders, by the Senior Warrant Holders and by the Stockholders to be allocated among these persons on a pro rata basis based on the amount of securities sought to be registered by such persons and (iii) third, provided that no securities sought to be included by the Company or the Subordinated Warrant Holders or the Senior Warrant Holders or the Stockholders have been excluded from such registration, the securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such persons); (y) in cases not involving the registration for sale of securities for the Company's own account only or not pursuant to the exercise of demand registration rights by any Holder of Registerable Securities, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such person is a Holder of Registerable Securities, as among Holders of Registerable Securities there shall be no priority and Registerable Securities sought to be included by Holders of Registerable Securities shall be included pro rata based on the respective numbers of securities sought to be registered by such persons), (ii) second, provided that no securities sought to be included by any person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities which have been requested to be included in such registration by the Subordinated Warrant Holders, by the Senior Warrant Holders and by the Stockholders to be allocated among these persons on a pro rata basis based on the amount of securities sought to be registered by such persons; (iii) third, provided that no securities sought to be included by such person referred to in the immediately preceding clause (i) or of the Subordinated Warrant Holders or of the Senior Warrant Holders or of the Stockholders have been excluded from such registration, securities of any other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such persons) and (iv) fourth, provided that no securities sought to be included by any person described in the immediately preceding clauses (i) through (iii) have been excluded from such registration, the securities which the Company proposes to register; and; and (z) in cases involving the registration for sale of securities pursuant to the exercise of demand registration rights by any Holder of Registerable Securities, securities shall be registered in such offering in the following order of priority: (i) first, the securities which have been requested to be included in such registration by the Subordinated Warrant Holders pursuant to this Agreement or otherwise, by the Senior Warrant Holders and by the Stockholders to be allocated among these persons on a pro rata basis based on the amount of securities sought to be registered by such persons; (ii) second, provided that no securities sought to be included by the Subordinated Warrant Holders or the Senior Warrant Holders or the Stockholders have been excluded from such registration, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such persons) and (iii) third, provided that no securities of any other person has been excluded from such registration, the securities which the Company proposes to register.

          If, as a result of the provisions of this Section 3.3(a), any Holder of Registerable Securities shall not be entitled to include all Registerable Securities in a "piggy-back" registration that such Holder of Registerable Securities has requested to be included, such Holder of Registerable Securities may elect to withdraw his request to include Registerable Securities in such registration.

               (b) Persons Deemed Holders. For any Holder of Registerable Securities which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "HOLDER," and any pro rata reduction with respect to such "HOLDER" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "HOLDER," as defined in this sentence.

          3.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 3.2, 3.3 or 3.5 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders withdrawing from the requested registration shall bear such Registration Expenses pro rata, and provided, further, that such registration (if requested pursuant to subsection 3.2(a)) shall not be counted as a registration pursuant to subsection 3.2(a)(ii)(B). Notwithstanding the foregoing, if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request (if requested pursuant to subsection 3.2(a)), then the Holders shall not be required to pay any of such expenses and such registration shall not be counted as a registration pursuant to subsection 3.2(a)(ii)(B).

          3.5 FORM S-3 REGISTRATION. In case the Company shall receive from one or more Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registerable Securities owned by such Holders, provided the number of shares requested to be sold would have an aggregate price to the public of at least $1,000,000, then the Company will:

               (a) Notice. Promptly give written notice of the proposed registration and the Holder's request therefor, and any related qualification or compliance, to all other Holders of Registerable Securities; and

               (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's Registerable Securities as are specified in such request together with all or such portion of the Registerable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after written notice from the Company is given under subsection 3.5(a) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

                   (i) if Form S-3 is not available for such offering by the Holders;

                   (ii) if the Holders propose to sell Registerable Securities at an aggregate price to the public of less than $1,000,000;

                   (iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its Stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 3.5;

                   (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                   (v) if the Company has filed a registration statement on Form S-3 relating to Registerable Securities in the six (6) months preceding the request of the Holders.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registerable Securities and other securities so requested to be registered pursuant to this Section 3.5 as soon as practicable after receipt of the request from the Holders for such registration.

               (c) The Holders' right to register shares under this Section 3.5 shall be shared pro rata with the Subordinated Warrant Holders and all other security holders who have a right to request inclusion therein based on the number of shares (on an as-converted basis) held by such holders requesting inclusion in such registration.

          3.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registerable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but not more than one hundred and eighty (180) days for a Form S-1 or Form SB-2 Registration Statement or more than one hundred and twenty (120) days for a Form S-3 Registration Statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registerable Securities owned by them that are included in such registration.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registerable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder registering Registerable Securities, on the date that such Registerable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registerable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and if there are no underwriters, to the Holders registering Registerable Securities.

          3.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or
3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registerable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of Registerable Securities.

          3.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

          3.9 INDEMNIFICATION. In the event any Registerable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.5:

               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                   (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                   (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                   (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the

Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection 3.9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) Notice.  Promptly after receipt by an indemnified party under
Section 3.9 of notice of the commencement of any action (including, without limitation, any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding, and provided further, that the indemnifying party shall not be required to pay for more than one separate counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 3.9.

               (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section
3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under Section 3.9; then, and in each such case, the Company and such

Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registerable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such holder from all such Registerable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (e) Survival.  The obligations of the Company and Holders under
Section 3.9 shall survive the completion of any offering of Registerable Securities in a registration statement, and otherwise.

          3.10 "MARKET STAND-OFF" AGREEMENT. Each Holder and each Class C Common Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registerable Securities, Class C Common Stock or other shares of stock of the Company then owned by such Holder (other than to donees, affiliates or partners of the Holder who agree to be similarly bound) or Class C Common Holder for up to one hundred and eighty (180) days following the date of the final prospectus in connection with the registration statement of the Company filed under the Securities Act; provided, however, that such agreement shall be applicable only to the first such registration statement of the Company that covers securities to be sold on its behalf to the public in an underwritten offering but not to Registerable Securities sold pursuant to such registration statement and that such agreement shall only be applicable if the underwriters request such agreement from each Holder or Class C Common Holder, as the case may be.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 3.10 and to impose stop transfer instructions with respect to the Registerable Securities and such other shares of stock of each Holder and Class C Common Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The provisions of this
Section 3.10 shall be binding upon any transferee of any Registerable Securities or Class C Common Stock.

          3.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registerable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registerable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

          3.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 33% of the Registerable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Section 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registerable Securities of the Holders which is included, or (b) to make a demand registration to the Company.

          3.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder under this Section 3 may be assigned (i) by any Holder that is a partnership to any of its partners, (ii) by any Holder that is a corporation to any of its stockholders or any such corporation's subsidiaries, affiliates, officers, directors, employees or consultants who acquire Registerable Securities from such corporation and (iii) by any Holder to any party that acquires a minimum of 20,000 shares of Registerable Securities or shares of Preferred Stock convertible into a minimum of 20,000 shares of Registerable Securities (as adjusted for any stock splits, reverse stock splits, combinations, reclassifications, stock dividends or similar events) in a transfer not involving a distribution or offering of such shares to the public and not made pursuant to Rule 144 promulgated under the Securities Act; provided, however, in each case that such partner, stockholder or other party agrees in writing with the Company to be bound by all of the provisions of this Section 3.

          3.14 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to Section 3 will terminate as to any Holder upon the later to occur of (a) such time as the Company and the Holder are satisfied that Rule 144(k) is available for the resale by the then-current Holder of the Common Stock underlying all of the Preferred Stock, (b) the one-year anniversary following the effective date of the Company's Initial Public Registration or (c) such time as a Holder has less than 300,000 shares of the outstanding Common Stock of the Company (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock, and as adjusted for any stock splits, reverse stock splits, combinations, reclassifications, stock dividends or similar events), but in no event later than five years after the Company's Initial Public Registration.

     4.   RIGHT OF PARTICIPATION TO SUBSCRIBE TO NEW ISSUANCES.

          4.1 GENERAL. The Company hereby grants to each Major Stockholder who is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act, and who can otherwise satisfy the necessary securities law requirements for an exemption for a particular transaction, the right of participation to purchase such Major Stockholder's pro rata share ("PRO RATA SHARE") of New Securities (as defined in subsection 4.2(a)) that the Company may, from time to time, propose to sell and issue. Such Major Stockholder's Pro Rata Share, for purposes of this right of participation, is the ratio that the number of shares of Common Stock (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock but not including options or warrants to acquire Common Stock) held by such Major Stockholder bears to the total number of shares of Common Stock outstanding immediately prior to the time of issuance of such New Securities (assuming conversion into Common Stock of all outstanding Preferred Stock and any other securities convertible into Common Stock but not including options or warrants to acquire Common Stock). This right of participation shall be subject to the following provisions:

          4.2  CERTAIN DEFINITIONS.  For the purposes of Section 4:

               (a) "NEW SECURITIES" shall mean any Common Stock or any Preferred Stock of the Company, whether or not now authorized, and any rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or Preferred Stock; provided, however, that "NEW SECURITIES" does not include (i) securities issuable upon conversion of or with respect to the Series AA Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C or Series D Preferred Stock or upon conversion of or with respect to any other Preferred Stock subsequently issued; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act;
(iii) securities issued pursuant to the acquisition of another unaffiliated corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company or its Stockholders own not less than 50% of the voting power of the surviving corporation; (iv) shares of the Company's Common Stock (or related options or warrants) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by a majority of the non-employee members of the Board of Directors of the Company; (v) securities issued pursuant to or in connection with any corporate partnership, joint venture or licensing arrangement with a non-affiliate or in connection with an unaffiliated equipment lease financing or bank debt into which the Company may enter; (vi) the Subordinated Warrants issued in connection with the issuance of the Subordinated Notes; (vii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (viii) securities issued upon the exercise of outstanding warrants of the Company as of the date of the initial issuance of the Subordinated Warrants after giving effect to the issuance of the Subordinated Warrants; (ix) securities issuable upon conversion of or with respect to the Class C Common Stock; (x) securities issued upon the exercise of a Subordinated Warrant Holder's right of participation pursuant to
Section 8, (xi) securities issued pursuant to the acquisition of Sarnoff Real Time Corporation by the Company or (xii) warrants to purchase Common Stock, and the securities issuable upon the exercise thereof, issued in connection with the offering of 12.625% Senior Discount Notes due March 1, 2008 issued on February 19, 1998, as governed by the Indenture between the Corporation and the Bank of New York as Trustee dated as February 19, 1998.

          4.3  MECHANICS OF RIGHT.

               (a) Notices; Pro Rata Rights. In the event that the Company proposes to issue New Securities, it shall give each such Major Stockholder holding the number of shares set forth in Section 4.1, written notice (the "FIRST NOTICE") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Within fifteen (15) days after receipt of the First Notice, the Major Stockholder shall give the Company written notice (the "STOCKHOLDER NOTICE") of its intention to purchase or obtain, at the price and on the terms specified in the Notice, its Pro Rata Share of the New Securities. In addition, the Stockholder Notice shall state whether a Major Stockholder wishes to purchase more than its Pro Rata Share of the New Securities. The Company shall promptly give written notice to each Major Stockholder that purchases its Pro Rata Share of the New Securities (a "FULLY-EXERCISING INVESTOR") of the amount of New Securities, if any, that other Major Stockholders or Subordinated Warrant Holders entitled to participate therein pursuant to Section 8 hereof do not elect to purchase in response to the First Notice (the "SECOND NOTICE"). Each Fully-Exercising Investor shall notify the Company within five (5) days of receipt of the Second Notice if it would like to purchase any of the unsubscribed shares and indicate the maximum number of unsubscribed shares it would like to purchase. The Company shall inform the Fully-Exercising Investors of the total number of unsubscribed shares available and provide the Fully-Exercising Investors with an allocation of the unsubscribed shares based on the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held by each Fully-Exercising Investor.

               (b) Company Right. To the extent that Major Stockholders fail to exercise in full the right of first offer as provided in subsection 4.3(a) hereof, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within said ninety (90) day period) the New Securities respecting which the Major Stockholders' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Major Stockholders in the manner provided above.

               (c) No Impairment. A Major Stockholder's failure to exercise this right of first refusal on any issuance of New Securities shall not adversely affect the Major Stockholder's right of first refusal to purchase subsequent issuances of New Securities.

               (d) Closing. The participating Investors shall be included in the same closing as the closing with other investors, provided, however, that the participating Investors shall not be required to close sooner than thirty (30) days after the date of the First Notice. The participating Investors shall be parties to the same agreement as the other investors purchasing New Securities, which shall include reasonably acceptable representations, warranties and covenants by the Company.

          4.4 TERMINATION. The rights of participation under this Section 4 shall not apply to and shall terminate immediately before the closing of the Company's Initial Public Registration and shall be reinstated if such closing does not occur.

          4.5  ASSIGNMENT.  The rights of participation granted under this
Section 4 may be assigned to any party that meets the requirements of a Major Stockholder; provided, however, in each case that such assignee agrees in writing with the Company to be bound by all of the provisions of this Section 4.

     5.   RIGHTS OF FIRST REFUSAL AMONG COMPANY AND STOCKHOLDERS.

          5.1 GENERAL. Before any Common Stock or Common Stock equivalents of the Company held by a Stockholder or Class C Common Holder or any transferee (either being sometimes referred to herein as the "SELLING STOCKHOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) and the other Stockholders who (i) are Major Stockholders and (ii) are "accredited investors" within the meaning of Rule 501(a) of the Securities Act, and who can otherwise satisfy the necessary securities law requirements for an exemption for a particular transaction (the "REMAINING STOCKHOLDERS") shall have rights of first refusal to purchase the shares on the terms and conditions set forth in this Section 5 (the "RIGHTS OF FIRST REFUSAL").

          5.2 NOTICE OF PROPOSED TRANSFER. The Selling Stockholder of the shares shall deliver to the Company and the Remaining Stockholders a written notice (the "NOTICE") stating: (i) the Selling Stockholder's bona fide intention to sell or otherwise transfer such shares (the "OFFERED SHARES"); (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; and
(iv) the bona fide cash price or other consideration for which the Selling Stockholder proposes to transfer the Offered Shares (the "OFFERED PRICE"), and the Selling Stockholder shall offer the Offered Shares at the Offered Price to the Company or its assignee(s) and the Remaining Stockholders.

           5.3 EXERCISE OF RIGHT OF FIRST REFUSAL.

               (a) Exercise by Company. At any time within fifteen (15) days after receipt of the Notice, the Company or its assignee(s) may, by giving written notice to the Selling Stockholder, elect to purchase some or all of the Offered Shares, at the purchase price determined in accordance with Section 5.4 below.

               (b) Exercise by Remaining Stockholders. If the Company or its assignee(s) does not choose to purchase all the Offered Shares within fifteen
(15) days after receipt of the Notice, the Remaining Stockholders may elect by giving written notice to the Selling Stockholder within thirty (30) days after receipt of the Notice to purchase up to such Stockholder's Pro Rata Share of the Offered Shares not purchased by the Company and its assignee(s), at the purchase price determined in accordance with Section 5.4 below. For purposes of these Rights of First Refusal, a Remaining Stockholder's "PRO RATA SHARE" is the ratio that the number of shares of Common Stock (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by such Stockholder bears to the total number of shares of Common Stock (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by all Remaining Stockholders. In addition, the notice shall state whether a Remaining Stockholder wishes to purchase more than its Pro Rata Share of Offered Shares. The Company shall promptly give written notice (the "SECOND NOTICE") to each Remaining Stockholder that purchases its Pro Rata Share of Offered Shares (a "FULLY-EXERCISING HOLDER") of the amount of Offered Shares, if any, that other Remaining Stockholders do not elect to purchase in response to the Notice. Each Fully-Exercising Holder shall notify the Company within five (5) days of receipt of the Second Notice if it would like to purchase any of the unsubscribed shares and indicate the maximum number of unsubscribed shares it would like to purchase. The Company shall inform the Fully-Exercising Holders of the total number of unsubscribed shares available and provide the Fully-Exercising Holders with an allocation of the unsubscribed shares based on the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held by each Fully Exercising Holder.

          5.4 PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the Offered Shares purchased by the Company or its assignee(s) or the Remaining Stockholders under this Section 5.4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          5.5 PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s) or the purchasing Remaining Stockholders, in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Selling Stockholder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within forty (40) days after receipt of the Notice or in the manner and at the times set forth in the Notice. The sale shall constitute a representation and warranty by the Selling Stockholder that the shares being sold are free and clear of all liens, claims and encumbrances.

          5.6 SELLING STOCKHOLDER'S RIGHT TO TRANSFER. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company, its assignee(s) and the Remaining Stockholders as provided in this Section 5, then none of the Offered Shares shall be purchased under this Section 5 and the Selling Stockholder may sell or otherwise transfer the Offered Shares (subject to certain restrictions on transfer governing the Class C Common Stock as provided in the Purchase Agreement) to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer (i) complies with the provisions of Section 6 of this Agreement with respect to Co-sale Rights, (ii) is consummated within one hundred and eighty (180) days after the date of the Notice, (iii) is in accordance with all the terms of this Agreement and (iv) is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company and the Remaining Stockholders, and the Company or its assignees and the Remaining Stockholders shall again be offered the Rights of First Refusal before any Offered Shares held by the Selling Stockholder may be sold or otherwise transferred.

          5.7 EXCEPTION FOR CERTAIN TRANSFERS. Anything to the contrary contained in this Section 5 notwithstanding (provided that the exceptions contained in this Section 5.7 shall not apply to the transfer of any or all of the Class C Common Stock), the provisions of this Section 5 shall not apply to the transfer of any or all of the Offered Shares (i) during the Selling Stockholder's lifetime or on the Selling Stockholder's death by will or intestacy to the Selling Stockholder's immediate family, a trust for the benefit of the Selling Stockholder or the Selling Stockholder's immediate family or an affiliate of the Selling Stockholder, (ii) by a Selling Stockholder that is a partnership to the Selling Stockholder's partners through a distribution, (iii) by a Selling Stockholder that is a corporation to the Selling Stockholder's stockholders, subsidiaries or affiliates (iv) upon exercise of an option by an optionee who is an employee, officer, director or consultant of a Selling Stockholder that is a corporation or upon any repurchase by Sarnoff Real Time Corporation pursuant to repurchase rights, (v) subject to the prior written approval of the Company, which may be withheld in its sole discretion, by a Selling Stockholder as a charitable contribution, (vi) to a new stockholder based on the best interests of the Company as determined by a majority of disinterested members of the Company's Board of Directors or (vii) by a stockholder who holds at least 500,000 shares of the Company's Common Stock (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock, and as adjusted for any stock splits, reverse stock splits, combinations, reclassifications, stock dividends or similar events) of up to 2% of his holdings in any calendar year and up to 5% of his holdings overall on a cumulative basis. "IMMEDIATE FAMILY" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Offered Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Offered Shares except in accordance with the terms of this Section 5.

          5.8 TERMINATION OF RIGHTS OF FIRST REFUSAL. The Rights of First Refusal under Section 5 shall not apply to and shall terminate immediately before the closing of the Company's Initial Public Registration and shall be reinstated if there is no closing.

     6.   CO-SALE RIGHT AMONG STOCKHOLDERS AND SUBORDINATED WARRANT HOLDERS.

          6.1 GENERAL. To the extent the Company or its assignee(s) and the Remaining Stockholders fail to exercise their Rights of First Refusal under
Section 5.3, a Selling Stockholder proposing to sell at least 1% of the Company's outstanding voting securities (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) shall send a written notice (the "SECOND NOTICE") to all Stockholders and Subordinated Warrant Holders containing the terms and conditions of the proposed transfer and the number of Offered Shares, within sixty (60) days of sending the original Notice pursuant to
Section 5.2, but no later than twenty-one (21) days prior to the contemplated closing date of such proposed sale.

               (a) The mailing of the Second Notice by a Selling Stockholder pursuant to this Section 6.1 shall trigger the right of all Subordinated Warrant Holders to exercise their Subordinated Warrants on the seventh (7th) day prior to the closing of such proposed sale by a Selling Stockholder as provided in the Subordinated Warrant Agreement. If, however, the sale of at least 1% of the Company's voting securities is not consummated by a Selling Stockholder (together with the co-sales by other parties hereto pursuant to this Section 6), the Subordinated Warrants shall be deemed not exercisable and any payment of the exercise price of any Subordinated Warrant which has been exercised shall be immediately returned to the exercising holder of such Subordinated Warrant. After the closing of any such sale of greater than 1% of the Company's voting securities (an "EXERCISE EVENT"), all Subordinated Warrants shall be exercisable under the terms of the Subordinated Warrant Agreement.

               (b) Within fourteen (14) days after the date of a Second Notice, each of the Stockholders and Subordinated Warrant Holders shall notify the Selling Stockholder, if such holder elects to participate in such transfer. Each participating Stockholder and Subordinated Warrant Holder (upon exercise of its Subordinated Warrant) shall then have the right to sell, at the same price and on the same terms as the Selling Stockholder, an amount of shares equal to the number of shares to be sold or transferred multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by the participating Stockholder or Subordinated Warrant Holder and the denominator of which shall be the sum of the number of shares of Common Stock (assuming conversion of all Preferred Stock and any other securities convertible into Common Stock, but not including options or warrants to acquire Common Stock) held by the Selling Stockholder and all participating Stockholders and Subordinated Warrant Holders; provided, however, that any shares of Common Stock acquired prior to the proposed closing date upon exercise of any options or warrants held by a Stockholder or Subordinated Warrant Holder and Subordinated Warrant Shares held by a Subordinated Warrant Holder will be counted for purposes of such determinations.

               (c) Any sales (except to affiliates) of voting securities of the Company by a Stockholder in any six (6) month period shall be aggregated for purposes of determining whether the obligations of this Section 6.1 apply. If the number of voting securities sold by and proposed to be sold by a Stockholder exceed 1% of the Company's voting securities (as calculated above) during any six (6) month period, the obligations under this Section 6.1 shall apply to such Stockholder.

          6.2 CLOSING. The participating Stockholders and Subordinated Warrant Holders agree to enter into an agreement with the purchaser on terms and conditions identical, to the extent feasible, with the agreement entered into by the Selling Stockholder providing representations and warranties and other terms and conditions agreed to by the Selling Stockholder.

          6.3 TRANSFERS. In the event that the Selling Stockholder sells or transfers any shares of the Company's Common Stock or Common Stock equivalents to any party as permitted by Section 5.7 above, any subsequent sales or transfers by such party shall be subject to all the terms and conditions of this
Section 6.

          6.4 TERMINATION. The Co-Sale Right described in this Section 6 shall not apply to and shall terminate upon the closing of the Company's Initial Public Registration and shall be reinstated if there is no closing.

     7.   CONFIDENTIALITY.

          Each Stockholder, Subordinated Warrant Holder and Class C Common Holder hereby agrees to safeguard against disclosure to third parties and not to use except as specifically authorized herein (or by agreements executed pursuant hereto) all confidential information concerning the business of the Company that may be disclosed to such Stockholder or Subordinated Warrant Holder or Class C Common Holder by reason of such Stockholder's or Subordinated Warrant Holder's or Class C Common Holder's access to the books, records, properties or personnel of the Company before or after the date hereof in its capacity as Stockholder or Subordinated Warrant Holder or Class C Common Holder (collectively, "COMPANY CONFIDENTIAL INFORMATION") by using reasonable secrecy measures and in no event less than the same degree of care as such Stockholder or Subordinated Warrant Holder or Class C Common Holder uses for such Stockholder's or Subordinated Warrant Holder's or Class C Common Holder's own similar proprietary information. However, a Stockholder or Subordinated Warrant Holder or Class C Common Holder shall not be obligated to maintain any such Company Confidential Information in confidence to the extent that: (i) the Company Confidential Information is or becomes public knowledge other than through the fault of such Stockholder or Subordinated Warrant Holder or Class C Common Holder; (ii) the Company Confidential Information is or becomes available on an unrestricted basis to such Stockholder or Subordinated Warrant Holder or Class C Common Holder from a source other than the Company; or (iii) the Company Confidential Information is required to be disclosed by such Stockholder or Subordinated Warrant Holder or Class C Common Holder, under a court order or governmental action, provided, however, that such Stockholder or Subordinated Warrant Holder or Class C Common Holder provides not less than thirty (30) days' prior written notification to the Company of such obligation and seeks, or allows the Company to seek, an appropriate protective order, and provided further, that disclosure solely pursuant to this clause (iii) shall not release a

Stockholder or Subordinated Warrant Holder or Class C Common Holder from such Stockholder's or Subordinated Warrant Holder's or Class C Common Holder's obligation to maintain confidentiality. Notwithstanding the foregoing, a Stockholder, Subordinated Warrant Holder or Class C Common Holder that is a registered investment company or similar entity under the Investment Company Act of 1940, as amended, shall be permitted to disclose Company Confidential Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Company Confidential Information (who will be informed of the confidential nature of such information and who agrees to treat such Confidential Information in accordance with this paragraph), and (b) to the extent otherwise required by applicable laws and regulation or by any subpoena or similar legal process, or requested by any regulatory authority, without prior notification to the Company. The provisions of this Section 7 shall not restrain a Subordinated Warrant Holder from disclosing Company Confidential Information to any potential purchaser of Subordinated Warrants; provided that such potential purchaser agrees in writing to be bound by provisions substantially similar to the provisions of this
Section 7.

     8.   CERTAIN RIGHTS OF SUBORDINATED WARRANT HOLDERS.

          8.1 RIGHT TO APPROVE CERTAIN TRANSACTIONS. The Stockholders and Class C Common Holders acknowledge that, with respect to any proposed Change of Control (as defined in the Subordinated Warrant Agreement) the consummation of which would be subject to approval by the Stockholders, the Company shall consider the consents of the Subordinated Warrant Holders as though the Subordinated Warrants had been exercised and were entitled to vote.

          8.2 GENERAL. The Company hereby grants to each Subordinated Warrant Holder the right of participation to purchase such Subordinated Warrant Holder's Participating Share (as defined below) of New Securities (as defined in subsection 8.3(b) and subject to the terms of Section 8.2(b)) that the Company may, from time to time, propose to sell and issue. A "PARTICIPATING SHARE", for purposes of this right of participation with respect to any Subordinated Warrant Holder, shall be calculated as (a) with respect to any offering of New Securities, after giving effect to which the aggregate gross proceeds yielded by issuances of New Securities by the Company after the date of the original issuance of the Subordinated Warrants would be less than $10,000,000, the ratio that twice the number of shares of Common Stock (assuming conversion of all Subordinated Warrants) held by such Subordinated Warrant Holder bears to the total number of shares of Common Stock outstanding immediately prior to the time of issuance of such New Securities (assuming conversion into Common Stock of all outstanding Preferred Stock and any other securities convertible into Common Stock and all options and warrants to acquire Common Stock), and (b) with respect to any subsequent offering of New Securities, the ratio that the number of shares of Common Stock (assuming conversion of all Subordinated Warrants) held by such Subordinated Warrant Holder bears to the total number of shares of Common Stock outstanding immediately prior to the time of issuance of such New Securities (assuming conversion into Common Stock of all outstanding Preferred Stock and any other securities convertible into Common Stock and all options and warrants to acquire Common Stock); provided, however, that in such event each Subordinated Warrant Holder shall have the right of participation to purchase such Subordinated Warrant Holder's Participating Share of only those New Securities to be issued to Insiders in connection with such offering. This right of participation shall be subject to the following provisions:

          8.3  CERTAIN DEFINITIONS.  For the purposes of this Section 8:

               (a) "INSIDERS" shall mean all Major Stockholders and all directors and executive officers of the Company.

               (b) "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether or not now authorized, and any rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or Preferred Stock; provided, however, that "NEW SECURITIES" shall not include (i) securities issuable upon conversion of or with respect to the Series AA Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock or upon conversion of or with respect to any other Preferred Stock subsequently issued; (ii) securities offered to the public pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another unaffiliated corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 50% of the voting power of the surviving corporation; (iv) shares of the Company's Common Stock (or related options or warrants) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by a majority of the non-employee members of the Board of Directors of the Company; (v) securities issued pursuant to or in connection with any corporate partnership, joint venture or licensing arrangement with a non-affiliate or in connection with an unaffiliated equipment lease financing or bank debt into which the Company may enter; (vi) the Subordinated Warrants issued in connection with the issuance of the Subordinated Notes; (vii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (viii) securities issued upon the exercise of outstanding warrants of the Company as of the date of the initial issuance of the Subordinated Warrants after giving effect to the issuance of the Warrants; (ix) securities issuable upon conversion of or with respect to the Class C Common Stock; (x) securities issued pursuant to the acquisition of Sarnoff Real Time Corporation by the Company or (xi) warrants to purchase Common Stock, and the securities issuable upon the exercise thereof, issued in connection with the offering of 12.625% Senior Discount Notes due March 1, 2008 issued on February 19, 1998, as governed by the Indenture between the Corporation and the Bank of New York as Trustee dated as February 19, 1998.

          8.4  MECHANICS OF RIGHT.

               (a) Notices; Participating Rights. In the event that the Company proposes to issue New Securities, it shall give each such Subordinated Warrant Holder written notice (the "FIRST NOTICE") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Within fifteen (15) days after receipt of the First Notice, the Subordinated Warrant Holder shall give the Company written notice (the "SUBORDINATED WARRANT HOLDER NOTICE") of its intention to purchase or obtain, at the price and on the terms specified in the Notice, its Participating Share of the New Securities. In addition, the Subordinated Warrant Holder Notice shall state whether a Subordinated Warrant Holder wishes to purchase more than its Participating Share of the New Securities. The Company shall promptly give written notice to each Subordinated Warrant Holder that purchases its Participating Share of the New Securities (a "FULLY-EXERCISING INVESTOR") of the amount of New Securities, if any, that other Major Stockholders or Subordinated Warrant Holders do not elect to purchase in response to the First Notice (the "SECOND NOTICE"). Each Fully-Exercising Investor shall notify the Company within five (5) days of receipt of the Second Notice if it would like to purchase any of the unsubscribed shares and indicate the maximum number of unsubscribed shares it would like to purchase. The Company shall inform the Fully-Exercising Investors of the total number of unsubscribed shares available and provide the Fully-Exercising Investors with an allocation of the unsubscribed shares based on the number of shares of Common Stock (assuming conversion of all Subordinated Warrants) held by each Fully-Exercising Investor.

               (b) Company Right. To the extent that the Subordinated Warrant Holders fail to exercise in full the right of first offer as provided in subsection 8.4(a) hereof, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within said ninety (90) day period) the New Securities respecting which the Subordinated Warrant Holders' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within ninety
(90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Subordinated Warrant Holders in the manner provided above.

               (c) No Impairment. A Subordinated Warrant Holder's failure to exercise this right of first refusal on any issuance of New Securities shall not adversely affect the Subordinated Warrant Holder's right of first refusal to purchase subsequent issuances of New Securities.

               (d) Closing. The participating Investors shall be included in the same closing as the closing with other investors, provided, however, that the participating Investors shall not be required to close sooner than thirty (30) days after the date of the First Notice. The participating Investors shall be parties to the same agreement as the other investors purchasing New Securities, which shall include reasonably acceptable representations, warranties and covenants by the Company.

          8.5 TERMINATION. The rights of participation under this Section 8 shall not apply to and shall terminate immediately before the closing of the Company's Initial Public Registration and shall be reinstated if such closing does not occur.

          8.6  ASSIGNMENT.  The rights of participation granted under this
Section 8 may be assigned to any party that meets the requirements of a Subordinated Warrant Holder; provided, however, in each case that such assignee agrees in writing with the Company to be bound by all of the provisions of this
Section 8.

     9.   MISCELLANEOUS.

          9.1 ALL SHARES HELD BY STOCKHOLDERS OR SUBORDINATED WARRANT HOLDERS. The terms and conditions of this Agreement govern all shares of Common Stock or Preferred Stock held or acquired by any party to this Agreement subsequent to the date of this Agreement and before the Company's Initial Public Registration. In the event of a conflict between the terms of this Agreement and similar terms in an option agreement or other agreement governing shares of stock held by a Stockholder or Subordinated Warrant Holder, the terms of this Agreement shall govern.

          9.2 ADDITIONAL PARTIES. From time to time, the Company may add Stockholders to this Agreement without the consent of the existing Stockholders or Subordinated Warrant Holders; provided, however, that the rights of the new Stockholders are not superior to or different from the rights of the existing Stockholders; and provided, further, that such Stockholders (and the shares held by such Stockholders) shall be excluded from the determination of the Holders whose consent is required under Section 3.12, unless the addition of such Stockholder is approved pursuant to Section 9.9.

          9.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

          9.4 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

          9.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.6 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

          9.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given the earlier of (i) when received, (ii) upon personal delivery to the party to be notified, (iii) one business day after delivery via facsimile, (iv) one day after being deposited with an overnight courier service or (v) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth on the signature page of this Agreement, or at such other address as such party may designate by ten days advance written notice to all other parties.

          9.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Registerable Securities; provided, however, that amendment or waiver of the provisions of Section 4, 5 and 6 shall require the written consent of the holders of at least 75% of the Registerable Securities; provided further, the Company shall not effect any amendment to Section 6 which eliminates or substantially impairs the Co-Sale Right of the Subordinated Warrant Holders or the rights of the Subordinated Warrant Holders under Section 8 without the prior written consent of holders of at least a majority of the Subordinated Warrant Shares. Any such amendments or waivers will be binding on all parties hereto except where the amendment or waiver affects a right or creates an obligation that is specific to a party named herein (whether an individual, trust, partnership or corporation), in which event the amendment or waiver of such right or creation of such obligation requires the consent of such party.

          9.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms to the maximum extent possible.

          9.11 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

          9.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

STOCKHOLDER RIGHTS AGREEMENT
________________________________________________________________________________


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    DIVA SYSTEMS CORPORATION



                                    Signature of Authorized Signatory



                                    Name of Signatory



                                    Title of Signatory



                                    STOCKHOLDERS



                                    Name of Stockholder



                                    Signature of Authorized Signatory



                                    Name of Signatory



                                    Title of Signatory

STOCKHOLDER RIGHTS AGREEMENT
________________________________________________________________________________



                                    SUBORDINATED WARRANT HOLDERS



                                    Name of Warrant Holder



                                    Signature of Authorized Signatory



                                    Name of Signatory



                                    Title of Signatory

STOCKHOLDER RIGHTS AGREEMENT
________________________________________________________________________________



                                    CLASS C COMMON STOCK HOLDERS



                                    Name of Class C Common Stock Holder



                                    Signature of Authorized Signatory



                                    Name of Signatory



                                    Title of Signatory

                                   EXHIBIT A

                         STOCKHOLDERS PARTICIPATING IN
                         STOCKHOLDER RIGHTS AGREEMENT


                 STOCKHOLDER
                 -----------

Acorn Ventures, Inc.
Algier, Gary A.
Allen & Company
Anderson, Bruce J.
Armacost, Samuel H. and MaryJane Armacost as Trustees for the Armacost Trust dated 11/23/93
Armstrong, James B.
Baldwin, Karen
BEA Income Fund, Inc.
BEA High Yield Portfolio
Birks, David A.
Blazerhold & Co., as nominee for Ameritech Corporation
Bleidt, Robert L.
Boccanfuso, Vincent J. Jr.
Booth & co. as nominee for Abbott Labs
Bost & Co. as nominee for Agway Inc. Employee High Yield
Bost & Co. as nominee for Central States
Bost & Co. as nominee for Mobil Oil Corp.
Bost & Co. as nominee for Putnam High Yield Fixed Income DBT
Bost & Co. as nominee for Putnam High Yield Fixed Income Trust
Bost & Co. as nominee for Putnam High Yield Managed Trust
Brescia, Rocco J.
Bressler, Cynthia L.
Burke, William J.
Bushell, Alan H., Trustee of the Alan H. Bushell Revocable Intervivos Trust UTD 5/13/91
Campbell, Bruce D.
Campodonico Children's Irrevocable Trust
Caputo, Phyllis H.
Carlson, Curtis R.
Carnes, James E.
Catanese, Carmen A.
Chazin, Morris
Chin, Danny
Chinatti, Stephen A.

Clingham, James H.
Connolly, Barbara A.
Cook, Gavin B.
Cook, Paul M. and Marcia L. Cook as Trustees of the Paul and Marcia Cook Living Trust dated April 21, 1992
Cook, Paul M., Trustee of the Richard B. Souter Irrevocable Trust dtd 11/28/95 Cook, Paul M. and Marcia L. Cook, Trustees of the Susan Groton 1996 Irrevocable Trust dtd 3/18/96
Dandrea, Robert G.
Davis, Wright, Tremaine 401k P.S.P & Trust DTD 1/1/72 FBO C. James Judson Drasner, Sharyn L.
Dukes, Susan C.
Edinger, Howard C. Jr.
Ettenberg, Michael
Evans, Robert M.
Fjeldstad, Lucie
Fontheim, Calude
Fox, Edward C.
Fredrickson, James M.
Freeman, Smith
Friel, Thomas J.
Frim, Erick J.
General Retirement Systems of the City of Detroit
Gibbons, James F.
Gokhale, Maya B.
Goodall, Ronald W.
Graham, Bill
Greenberg, Arthur
Grossman Investments
Groton, Susan, Trustee of the Steven Joseph Anthony Groton 1994 Trust dtd
12/23/94
Groton, Susan, Trustee of the Allison Marie Groton 1994 Trust dtd 12/23/94 Groton, Susan, Trustee of the Andrew Michael Souter 1994 Trust dtd 12/23/94 Guyer, Anthony W
Haimowitz, Jules
Hambrecht & Quist California
Hancs, Gavril
Hare & Co. as nominee for Southern Farm Bureau
Harris, Robert E.
Hart, William
Henry, Raymond E.
Herrick, Edward D.

Herzig, Alan
Herzog, Robert M.
Hurst, R. Norman Jr.
Huss, Elmer G. and Joan L.
Isnardi, Michael A.
Janssen, Gerald A.
Jessup, Ansley W. Jr.
Kaba, James T.
Kalar, Duane E., Trustee of the Duane E. Kalar, D.D.S.
Kelen, Erwin A. Family Limited Partnership
Kern, Harry M.
Knamm, Willard E.
Knight, Stanley P.
Knight, Stanley P. & Sharon K. Knight, JTWROS
Korsun, Victor
Kratzer, Lawrence A.
Krishnamoorthy, Badri
Lamont, Nadine
Larson, Christopher
Lenfest, H.F.
Lerman, Jesse S.
Levin, Ludmila B.
Levy, James and Marcia Community Property Trust
Lieberman, Arthur M. Trust
Lieberman, Mark S.
Lister, Mark
Lovell, Gayle
Lumry, Rufus W.
Lyddon, John K. and Claire A. Griffin, Joint Tenants, WROS
Lyddon, Dorothy S., Trustee of the Dorothy S. Lyddon Revocable Trust dated
2/15/90
Manca, Paul G.
Markel, Scott A.
Matey, James R.
McCormack, Richard J.
McKean, Elvira
Merrill Lynch Global Allocation Fund, Inc.
Meyer, Thomas J.
Minnich, Ronald G.
Molbak, Jens H. and Catherine Blair Carleton
Moller, Jeffrey B.
Monier, Michael H.

Montopoli, Duane C.
Muico & Co. as nominee for PCM Diversified Income Fund
Muico & Co. as nominee for PCM Diversified Income Trust
Muico & Co. as nominee for PCM High Yield Fund
Muico & Co. as nominee for Putnam Convertible Opps & Income
Muico & Co. as nominee for Putnam Diversified Income Fund
Muico & Co. as nominee for Putnam Diversified Income II
Muico & Co. as nominee for Putnam Diversified Income Trust II
Muico & Co. as nominee for Putnam High Yield
Muico & Co. as nominee for Putnam High Yield Advantage
Muico & Co. as nominee for Putnam High Yield Advantage Fund
Muico & Co. as nominee for Putnam High Yield Fund
Muico & Co. as nominee for Putnam Managed High Yield Trust
Muico & Co. as nominee for Putnam Master Income Trust
Muico & Co. as nominee for Putnam Master Intermediate Income
Muico & Co. as nominee for Putnam Premier Income Trust
Nguyen, Tieng D.
Noel, Joseph A.
Northwestern University
Norwest Bank Minnesota, N.A. Trustee of the John A. Rollwagen Self-Directed IRA Nowak, Keith
OKGBD & Co.
Olender, Donald M.
Omaha Public School Employee Retirement System
Osborne, Georgia
O'Harrah, James E.
Palmer, Elizabeth C.
Pappas, Dorothy
Pappas, Nicholas
Parmer, Jonathan & Roberta
Passe, Joseph P. III
Patterson & Co FBO SEI Institutional Managed Trust
Pearson, John C.
Perkin-Elmer Corp. EM
Perkins, Christopher T.
Perlman, Stuart S.
Perlroth, Mark G.
Perlroth, Victor
Perry, David L., Trustee of the David L. Perry 1993 Trust U/A 04/14/93
Peters, Joseph E. Jr.
Pfund, Nancy, Trustee of The Pfund Polakoff Family Trust dated 2/18/93

Piccillo, Nicole L.
Picone, Joseph A.
Pierantozzi, Donald C.
Pollack, Jeremy D.
Pollack, Jeremy D. and Marcia E., JTWROS
Pruss, Steven T.
Quartner, Andrew A.
Raman, Raji V.
Ramaswamy, Srinath
Reitmeier, Glenn A.
Rhein, Arthur
RJR Nabisco Domestic High Yield
Rollwagen, John A.
Samuels-Kalow, Janet
Sarnoff Corporation
Sarnoff Real Time Corporation
Schmidlin, Walter A. Jr.
Schmidt, Mary M.
Seidl, John M.
Shindler, Steven M.
Smith, Terrence R.
Smith, Chester S.
Sommers, Dr. William
Sommerschuh, Rosemary
Souter, Richard, Trustee of the Elizabeth Anne Souter 1994 Trust dtd 12/23/94 Spatz, Sterling
Springut, Marsha
St. Paul Venture Capital IV LLC
St. Paul Venture Capital Affiliates Fund I, LLC
Stein, Isaac and Madeline Johnson Stein, Trustees of The Stein 1995 Revocable Trust
Stork, Carl
Suburban Cable
Sydnes, William L.
Tashman, Emily Huss
Taylor, Herbert H. Jr.
Taylor, Clement G.
Texaco, Inc.
Towell, Timothy C.
Trosby, Doris
Trower, Tandy W. and Susan Trower JTWROS
Trustee, WSGR Retirement Plan, FBO Barry E. Taylor

Vail
Vanozzi, Frederick J.
Wainczak, Lauren
Walsh, Carol G.
Warnock, David J.
Western Investments Capital, LLC
Whitney, Mark
Winarsky, Norman D.
WS Investment Company 95B
Yeh, Paul P.
Zack, Steven
Zalud, Peter F.

                                   EXHIBIT B

                 SUBORDINATED WARRANT HOLDERS PARTICIPATING IN
                         STOCKHOLDER RIGHTS AGREEMENT


                 WARRANT HOLDER
                 --------------

          .Putnam High Yield Managed Trust
           Putnam High Yield Fixed Income Trust (DBT)
           Putnam High Yield Advantage Fund
           Putnam Capital Manger Trust - High Yield Fund
           Putnam Asset Allocation Fund - Balanced Portfolio Putnam Asset Allocation Fund - Conservative Portfolio Putnam Asset Allocation Fund - Growth Portfolio Putnam High Income Convertible and Bond Fund
           Putnam Master Income Trust
           Putnam Premier Income Trust
           Putnam Master Intermediate Income Trust
           Putnam Diversified Income Trust
           Putnam Diversified Income Trust II
           Putnam Capital Manger Trust - Diversified Income Fund Putnam Convertible Opportunities & Income Trust Putnam High Yield Trust
           Ameritech Pension Trust
           Central States SE and SW Areas Pension Fund
           Dana-Farber Cancer Institute

          .Prospect Street Investors

          .BEA Associates

          .Smith Barney Inc. for the account of
               Acorn Ventures, Inc.
               Paul M. Cook and Marcia L. Cook as Trustees
                    of the Paul and Marcia Cook
                    Living Trust dated April 21, 1992

                                   EXHIBIT C

                            CLASS C COMMON HOLDERS
                         PARTICIPATING IN STOCKHOLDER
                               RIGHTS AGREEMENT


N.S. Telcom (Quebec) Inc.
Jack Van Der Star
Don Iannucci
DLR Capital Corporation
David Geoffrey Hawkins
Max Anthony Pierrotti
F.H.M. Properties Ltd.